Summary of Loan Agreement entered into by and between Shenzhen BAK Battery Co., Ltd. and Shenzhen East Branch, Agricultural Bank of China dated May 20, 2008
Summary of the main articles
➢	Contract number: NO.81101200800000816.
➢	Loan Principal: RMB 175 million;
➢	Loan term: four months starting from the date loan is actually provided to the Company.
➢	Interest rate: fixed rate of 6.57%;
■ Penalty interest rate for delayed repayment: 6.57% plus 50% *6.57%;
■ Penalty interest rate for embezzlement of loan proceeds: 6.57% * 2;
➢	Purpose of the loan is to provide working capital for the Company to buy raw material;
➢	Advanced repayment of loan needs to be approved by the Lender;
➢
Breach of contract penalties: suspension of loan unprovided, demand prepayment of loan principal and interest before maturity; imposition of punitive interest; compensation for the Lender’s expenses incurred due to the Company’s breach of contract such as lawyer’s fee, travel cost in case of litigation, etc.

Summary of the articles omitted
➢ Condition precedent to drawing of the loan
➢ Rights and obligations of the lender
➢ Rights and obligations of the borrower
➢ Punishment of default
➢ Guarantee of the loan
➢ Dispute settlement
➢ Miscellaneous
➢ Effectiveness
➢ Notes